Exhibit 99.1

Devon Energy Corporation Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, TX 77024

Devon Energy and Coterra Energy Complete Merger

OKLAHOMA CITY & HOUSTON – May 7, 2026 – Devon Energy Corporation (“Devon”) (NYSE: DVN) and Coterra Energy Inc. (“Coterra”) (NYSE: CTRA) today announced the successful completion of their previously announced all-stock merger (the “Transaction”), creating a premier large-cap shale operator with a high-quality asset base anchored by a leading position in the economic core of the Delaware Basin. The Transaction was approved by stockholders of both companies at special meetings held on May 4, 2026. The combined company will operate under the name Devon Energy and will continue to trade on the New York Stock Exchange under the ticker symbol “DVN.” The combined company will be headquartered in Houston, while maintaining a significant presence in Oklahoma City.

“This transformative merger marks a defining moment for Devon Energy,” said Clay Gaspar, Devon’s President and Chief Executive Officer. “We have brought together two companies with proud histories and cultures of operational excellence to create a premier shale operator with the scale, inventory depth and financial strength to deliver differentiated returns for shareholders through any commodity cycle. With a leading Delaware Basin position and $1 billion in identified annual pre-tax synergies targeted by year-end 2027, Devon is exceptionally well-positioned to generate resilient free cash flow and return meaningful capital to shareholders for years to come.”

“I want to thank the employees of both companies for their extraordinary efforts to bring this combination to completion,” said Tom Jorden, Non-Executive Chairman of the Board. “Coterra’s world-class assets, technical capabilities and people now strengthen Devon in a way that creates a company greater than the sum of its parts. I am confident that the combined organization’s disciplined capital allocation, operational expertise and commitment to shareholder returns will drive enduring value creation.”

TRANSACTION DETAILS

In accordance with the Merger Agreement, each share of Coterra common stock has been converted into the right to receive 0.70 shares of Devon common stock, with cash paid in lieu of any fractional shares. Coterra common stock will no longer be listed for trading on the NYSE. Devon shareholders before the merger own approximately 54 percent of the combined company and former Coterra shareholders own approximately 46 percent on a fully diluted basis.

Additional information regarding the exchange of Coterra common stock for merger consideration was mailed to registered holders of Coterra common stock.

SENIOR LEADERSHIP TEAM

As previously announced, the senior leadership team consists of:

•	Clay M. Gaspar, President and Chief Executive Officer

•	Shannon E. Young III, Executive Vice President and Chief Financial Officer

•	Michael D. Deshazer, Executive Vice President, Exploration & Production – Anadarko, Eagle Ford, Marcellus & Rockies

•	Robert (Trey) F. Lowe III, Executive Vice President and Chief Technology Officer

•	John D. Raines, Executive Vice President, Exploration & Production – Permian

•	Jeffrey L. Ritenour, Executive Vice President and Chief Corporate Development Officer

•	Blake A. Sirgo, Executive Vice President, Operations

•	Andrea M. Alexander, Senior Vice President and Chief Administrative Officer

•	Adam M. Vela, Senior Vice President and General Counsel

BOARD OF DIRECTORS

The combined company’s new Board of Directors consists of 11 members, six from Devon and five from Coterra, with a diverse mix of skills, perspectives, and experience. The members are:

•	Clay M. Gaspar, President and Chief Executive Officer

•	Thomas E. Jorden, Non-Executive Chairman of the Board (former Coterra Board member)

•	Amanda M. Brock (former Coterra Board member)

•	Ann G. Fox

•	Jacinto J. Hernandez (former Coterra Board member)

•	Kelt Kindick

•	Karl F. Kurz

•	Jeffrey E. Shellebarger (former Coterra Board member)

•	Brent Smolik

•	Marcus A. Watts (former Coterra Board member)

•	Valerie M. Williams

ABOUT DEVON ENERGY

Devon Energy is a leading oil and gas producer in the U.S. with a premier multi-basin portfolio touching the Anadarko Basin, Eagle Ford, Marcellus Shale, Powder River Basin, Williston Basin, and anchored by a world-class acreage position in the Delaware Basin. Devon’s disciplined cash-return business model is designed to achieve strong returns, generate resilient free cash flow and return capital to shareholders, while focusing on safe and sustainable operations. For more information, please visit www.devonenergy.com.

Investor Contacts

Daniel Guffey, 281-589-4875	Chris Carr, 405-228-2496
Hannah Stuckey, 281-589-4983	Wade Browne, 405-228-7240

Media Contact

Michelle Hindmarch, 405-552-7460

Stephen Flaherty, 281-589-4826

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Such statements include those concerning strategic plans, our expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Devon expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially and adversely from our expectations due to a number of factors, including, but not limited to: the volatility of oil, gas and NGL prices, including from changes in trade relations and policies, such as the imposition of new or increased tariffs or other trade protection measures by the U.S., China or other countries; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in our operations; risks related to our hedging activities; our limited control over third parties who operate some of our oil and gas properties and investments; midstream capacity constraints and potential interruptions in production, including from limits to the build out of midstream infrastructure; competition for assets, materials, people and capital, which can be exacerbated by supply chain disruptions, including as a result of tariffs or other changes in trade policy; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to federal lands, environmental matters, water disposal and tax matters; climate change and risks related to regulatory, social and market efforts to address climate change; risks relating to our sustainability initiatives; claims, audits and other proceedings impacting our business, including with respect to historic and legacy operations; governmental interventions in energy markets; counterparty credit risks; risks relating to our indebtedness; cybersecurity risks; risks associated with artificial intelligence and other emerging technologies; the extent to which insurance covers any losses we may experience; risks related to shareholder activism; our ability to successfully complete mergers, acquisitions and divestitures; our ability to pay dividends and make share repurchases; the risk that we may not realize the anticipated benefits of the Transaction or successfully integrate the two companies; and any of the other risks and uncertainties discussed in Devon’s 2025 Annual Report on Form 10-K (the “2025 Form 10-K”) or other filings with the SEC.

The forward-looking statements included in this press release speak only as of the date of this press release, represent management’s current reasonable expectations as of the date of this press release and are subject to the risks and uncertainties identified above as well as those described elsewhere in the 2025 Form 10-K and in other documents we file from time to time with the SEC. We cannot guarantee the accuracy of our forward-looking statements, and readers are urged to carefully review and consider the various disclosures made in the 2025 Form 10-K and in other documents we file from time to time with the SEC. All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. We do not undertake, and expressly disclaim, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.